Form of Execution Version

EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THIS WARRANT IS SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THE CERTIFICATE (AS DEFINED BELOW). THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT.

Date of Issuance	Void after
[●], 2023 (the “Issuance Date”)	[●], 2033

FIREFLY AEROSPACE INC.
WARRANT TO PURCHASE SERIES J PREFERRED STOCK

For value received, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to [●], a [●] (the “Holder”), by Firefly Aerospace Inc., a Delaware corporation (the “Company”). Capitalized terms used and not defined herein have the meaning ascribed to such terms either in (i) that certain Ninth Amended and Restated Certificate of Incorporation of the Company, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Certificate”), or (ii) those certain Second Amended and Restated Bylaws of the Company, dated February 2, 2023 (as amended, restated or otherwise modified from time to time, the “Bylaws”), as applicable.

1.
Purchase of Series J Preferred Stock.
(a)
Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon exercise of this Warrant in accordance with Section 2 and Section 3 hereof, to purchase from the Company [●] shares (as adjusted pursuant to Section 8 hereof, the “Warrant Shares”) of the Series J Preferred Stock, par value $0.0001 per share, of the Company (“Preferred Stock”).
(b)
Exercise Price. The purchase price per share for the Warrant Shares issuable pursuant to this Section 1 shall be an amount equal to $6.5058, provided, that such purchase price of such Warrant Shares shall be subject to adjustment pursuant to Section 8 hereof. Such purchase price, as adjusted from time to time, is herein referred to as the “Exercise Price.”

2.
Exercise Period. This Warrant shall be exercisable, in whole or in part, at any time or from time to time, on or after the date hereof and ending at 5:00 p.m. Eastern Standard Time on [●], 2033 (such period, the “Exercise Period”, and such later date, the “Expiration Date”).
3.
Method of Exercise.
(a)
While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, at any time or from time to time, the Warrant for all or any part of the Warrant Shares evidenced hereby. Such exercise shall only be effected by:
(i)
the surrender of this Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Exhibit A, to the Secretary of the Company (or its agent) via delivery in accordance with Section 17; and
(ii)
either (A) the payment to the Company of an amount in cash equal to the aggregate Exercise Price for the number of Warrant Shares being purchased by wire transfer of immediately available funds to an account designated in writing by the Company, or (B) by instructing the Company in writing to withhold the number of Warrant Shares then issuable upon exercise of this Warrant having an aggregate fair market value as of the Exercise Date in accordance with Section 4 hereof equal to such aggregate Exercise Price.
(b)
Notwithstanding the foregoing, or anything else herein to the contrary, this Warrant shall be deemed to have been automatically exercised in full by the Holder pursuant to Section 4 below on the date immediately prior to the Expiration Date if the fair market value of one Warrant Share is greater than the Exercise Price as of the Expiration Date, and the Warrant Shares issued upon such automatic exercise (and the Holder in respect thereof) shall be subject to the obligations of the stockholders, as a holder of Preferred Stock, under the Stockholder Agreements, as applicable, in connection therewith. In the event of a Change of Control, each of the Company and the Holder may elect, by giving written notice to the other party within fifteen (15) days prior to the closing of such Change of Control, to exchange this Warrant for the kind and amount of cash or securities payable at the closing of such Change of Control (the “Sale Consideration”) which the Holder would have received with respect to the shares of Preferred Stock issuable upon the exercise of this Warrant if the Holder had exercised this Warrant on a cashless basis immediately prior to the occurrence of such Change of Control, and the Company had issued to such Holder a number of Warrant Shares computed using the following formula:

Y (A - B)

X = A

Where

X = The number of Warrant Shares deemed to have been issued to the Holder.

Y = The number of Warrant Shares purchasable under the unexercised portion of this Warrant (at the date of such calculation).

A = The amount of Sale Consideration payable per share of Preferred Stock pursuant to the Change of Control, (i) with such amount expressed in U.S. dollars and, if applicable, rounded to the nearest whole cent, and (ii) with any non-cash portion of such Sale Consideration valued at the value attributed thereto in the Change of Control.

B = The lesser of (i) the Exercise Price (as may be adjusted to the date of such calculation) and (ii) the Black Scholes Adjusted Exercise Price.

For the avoidance of doubt, this formula shall only apply in the event of a Change of Control.

(c)
Upon the closing of any other merger, business combination or consolidation involving the Company that does not amount to a Change of Control, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant was exercised immediately prior to such other transaction in accordance with this Section 3 and the Warrant Shares were outstanding on and as of the closing of such other transaction, subject to further adjustment from time to time in accordance with the provisions of this Warrant. In connection with such other transaction, the Company and the Holder shall jointly appoint an Independent Financial Expert mutually acceptable to each party to calculate the related Black-Scholes Value. The calculation of the selected Independent Financial Expert shall be final and conclusive, and the fees and expenses of any such Independent Financial Expert shall be borne by the Company.
(d)
For purposes of this Warrant:
(i)
“Black Scholes Adjusted Exercise Price” means if the Black Scholes Value Per Share is greater than the Current Value, an amount equal to the difference between (A) the then-current Exercise Price, less (B) an amount equal to the difference between (1) the Black Scholes Value Per Share, less (2) the Current Value. If the Black Scholes Value Per Share is equal to or less than the Current Value, there shall be no Black Scholes Adjusted Exercise Price.
(ii)
“Black Scholes Value” means the fair market value of a Warrant on the date of consummation of such Change of Control in accordance with the Black‑Scholes model for valuing options, using (A) a risk free rate equal to the annual yield on the U.S. Treasury security with a maturity date closest to the Expiration Date, as the yield on that security exists as of such date of consummation, (B) a term equal to the time in years (rounded to the nearest 1/1000th of a year) from such date of consummation until the Expiration Date, (C) an assumed volatility as determined by the Independent Financial Expert as of the date of consummation, (D) an underlying security price for the Preferred Stock of the value of the consideration received in such Change of Control in respect of each share of Preferred Stock as determined by the Independent Financial Expert as of the date of consummation, and (E) the aggregate number of shares of Preferred Stock for which such Warrant is then exercisable.

(iii)
“Black Scholes Value Per Share” means with respect to any Warrant, the Black Scholes Value divided by the number of shares of the Preferred Stock for which the applicable Warrant is then exercisable (without giving effect to any reduction due to cashless exercise).
(iv)
“Change of Control” shall mean a “Deemed Liquidation Event” (as such term is defined in the Certificate) without giving effect to the rights of the “Requisite Holders” under Section 1.9.1 of the Certificate to elect otherwise by written notice received by the Company at least five (5) days prior to the effective date of any such event.
(v)
“Current Value” means an amount equal to the difference between (A) the sum of (i) the cash consideration per share to be paid in respect of a share of Preferred Stock in the applicable Change of Control (if any), plus (ii) the fair market value of the non-cash consideration to be paid with respect to each share of Preferred Stock in the applicable Change of Control (if any), less (B) the then current Exercise Price per share of Preferred Stock.
(vi)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(vii)
“Independent Financial Expert” means any independent investment banking or financial valuation firm of nationally recognized standing (x) which does not (and whose directors, officers, employees and Affiliates, to the knowledge of the Company, do not) have a material direct or indirect financial interest in the Company or any of its Affiliates (other than by virtue of compensation paid for valuation or fairness advice or opinions to the Company or any of its Affiliates) and (y) which has not been, within the last two years, and, at the time it is called upon to give independent financial advice to the Company or any of its Affiliates, is not (and none of whose directors, officers, employees or Affiliates, to the knowledge of the Company, is) a promoter, director or officer of the Company or any of its Affiliates or an underwriter with respect to any of the securities of the Company or any of its Affiliates.
(e)
Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day (i) on which the Notice of Exercise is deemed to be delivered pursuant to Section 17 to the Company as provided in Section 3(a)(i) and payment has been made or a Net Exercise effected as provided in Section 3(a)(ii) or (ii) if a later date is specified in the Notice of Exercise, such later date (each such date, an “Exercise Date”). At such time, the person or persons in whose name or names any certificate (or evidence of book-entry issuance) for the Warrant Shares shall be issuable upon such exercise as provided in Section 3(f) below (if any) shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificate (or book-entry issuance).
(f)
As soon as practicable after the exercise of this Warrant in whole or in part, but in any event within five (5) business days, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
(i)
a certificate or certificates (or, if the Warrant Shares are uncertificated, then evidence of the book-entry issuance) for the number of Warrant Shares to which such Holder or other person(s) designated by the Holder shall be entitled pursuant hereto, and
(ii)
in case such exercise is in part only, a new warrant or warrants (dated the date hereof) substantially identical in form hereto, providing for the number of Warrant Shares equal to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares purchased by the Holder upon all exercises made in accordance with this Section 3.
(g)
The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any income taxes, capital gains taxes, withholding taxes (including without limitation any amounts required to be withheld under Section 1441 or Section 1442 of the Internal Revenue Code of 1986, as amended (the “Code”), or any corresponding provisions of state or local tax law), or tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or Warrant certificates (or evidence of book-entry issuances) or Warrant Shares in a name other than that of the then Holder as reflected upon the books of the Company.
4.
Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive Preferred Stock equal to the value of this Warrant (or the portion thereof being exercised) by exercise of this Warrant in accordance with Section 3(a)(ii)(B) (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Section 3 hereof, and the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

Y (A - B)

X = A

Where

X = The number of Warrant Shares to be issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A = The fair market value of one (1) Warrant Share (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a Warrant Share shall mean (i) if shares of the Company’s common stock into which the Preferred Stock is convertible (“Common Stock”) are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), an amount equal to the product of (A) the closing price or last sale price of a share of Common Stock reported for the business day immediately before the date of determination (which, for the avoidance of doubt, in the case of a cashless exercise pursuant to this Section 4, shall be the date on which the Holder delivers its Notice of Exercise to the Company) multiplied by (B) the number of shares of Common Stock into which a Warrant Share is convertible at such time or (ii) if shares of Common Stock are not then traded in a Trading Market, the value determined in good faith by the Board of Directors of the Company (the “Board”); provided, that if the Holder disagrees with the fair market value as determined by the Board, the Holder may require a determination of the fair market value to be made by a nationally recognized investment banking, accounting or valuation firm that is not affiliated with the Holder and which is mutually‑agreed upon by the Company and the Holder, in which case, the determination of such firm shall be final and conclusive, and the fees and expenses of any such firm shall be borne by the Company. Notwithstanding the foregoing, in the event that this Warrant is exercised pursuant to this Section 4 in connection with the Company’s initial public offering, the fair market value per Warrant Share shall be an amount equal to the product of (x) the offering price per share of Common Stock to the public of the Company’s initial public offering, multiplied by (y) the number of shares of Common Stock into which a Warrant Share is convertible at such time.

5.
Investment Representations. The Holder represents and warrants to the Company as follows:
(a)
Investment. The Holder is acquiring this Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Holder is able to bear the economic risk of the Holder’s investment in this Warrant and the Warrant Shares for an indefinite period of time because this Warrant and the Warrant Shares have not been registered under the Act and, therefore, cannot be sold unless subsequently registered under the Act or an exemption from such registration is available.
(b)
Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) under the Act, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in this Warrant and the Warrant Shares. Holder is not acquiring this Warrant or the Warrant Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any public seminar or meeting.
(c)
Experience. The Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company. Holder has had the opportunity to consult its own tax counsel as to the U.S., federal, state, local and foreign tax consequences of the transactions contemplated by this Warrant and each of the other agreements contemplated hereby and acknowledges that neither the Company nor any of its Affiliates has made any representations or covenants regarding such tax consequences or benefits upon which the Holder has relied.
(d)
No Foreign Person. The Holder is not, is not acting and will not act on behalf of, and shall not become, a “foreign person” as defined in 31 C.F.R. § 800.224.
(e)
Enforceability. This Warrant and each of the other agreements contemplated hereby constitute (or will constitute) the legal, valid and binding obligation of such Holder, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
(f)
Power and Authority. The Holder has all requisite power and authority and has taken all required limited liability company or other applicable action necessary to execute and deliver this Warrant and to carry out the terms of this Warrant. Each of the Warrant and the other agreements to which the Holder is a party has been duly executed and delivered by such Holder and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitutes a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms.
(g)
No Conflict. The execution, delivery, and performance of this Warrant, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, any law, statute, rule or regulation to which the Holder is subject, or any agreement, instrument, order, judgment or decree to which the Holder is a party or by which the Holder is bound. There are no lawsuits, claims, proceedings, investigations, injunctions, judgments, orders or decrees pending or, to the Holder’s knowledge, threatened against or affecting Holder that would delay, hinder or prevent the consummation of the transactions contemplated by this Warrant.
(h)
Additional Issuances. The Holder acknowledges and agrees that there may be additional issuances of equity securities of the Company after the date hereof, and the Warrant Shares may be diluted in connection with any such issuance, which such issuances shall be subject to the terms of this Warrant and the Stockholder Agreements.
(i)
No Other Representations. Other than the representations and warranties expressly set forth herein, the determination of the Holder to invest in and acquire interests in the Company has been made by the Holder independent of any statements or opinions as to the advisability of such investment or as to the properties, business, prospects (including potential valuations upon a liquidity event or the likelihood of a liquidity event ever occurring) or condition (financial or otherwise) of the Company and the Company’s subsidiaries which may have been made or given by the Company or any of its Affiliates or any agent or employee of the Company, any of its Affiliates, or their representatives. The Holder acknowledges and agrees that neither the Company nor any of its Affiliates has made, and Holder is not relying on, any representation or warranty, express or implied, to Holder or any of its Affiliates in connection with the transactions contemplated hereby and the Stockholders Agreements except for the representations and warranties made by the Company to Holder expressly set forth in this Warrant and the Stockholders Agreements, and Holder disclaims all such other representations and warranties.
6.
Covenants and Representations of the Company.
(a)
Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of shares for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. At least ten (10) days prior to the consummation of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Change of Control, the Company shall provide written notice thereof to the Holder.
(b)
Covenants as to Exercise of Shares.
(i)
The Company covenants and agrees that the Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and non-assessable, and, except as required by law, free from all liens and similar charges with respect to the issuance thereof.
(ii)
The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Preferred Stock and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant. If at any time during the Exercise Period the number of shares of Preferred Stock permitted under the Certificate shall not be sufficient to permit exercise of this Warrant, the Company will take all corporate action as may be necessary or appropriate, in the opinion of its counsel, to validly and legally issue Preferred Stock upon the exercise of this Warrant.
(iii)
Assuming the representations and warranties of the Holder set forth in Section 5 hereof are true and correct, the Company will use commercially reasonable efforts to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Preferred Stock, Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which will be immediately delivered by the Company upon each such issuance).
(c)
No Impairment. Except and to the extent waived or consented to by the Holder or as required by law or by an order of a court, the Company will not, by amendment of its Certificate or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of capital stock or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. In connection therewith, upon any exercise of this Warrant, the Company may require customary investment representations from the Holder to assure that the issuance of the Warrant Shares hereunder shall not require registration or qualification under such law, regulation or requirement.
(d)
Representations of the Company. The Company represents and warrants to the Holder that, as of the date hereof: (i) the equity interests of the Company that are issued and outstanding immediately prior to the date hereof are set forth in Schedule I and such equity interests are validly issued, free from preemptive rights, liens and charges (other than liens or charges created by or imposed by the holder thereof), and, except as would not reasonably be expected to result in a material liability to the Company, were issued in compliance with applicable state and federal securities laws or exceptions therefrom; (ii) except as set forth in Schedule I or as referenced in the Certificate, the Company does not have any other stock, phantom stock or other equity interests authorized, issued or outstanding, and no Person has any rights (including conversion or preemptive rights and rights of first refusal or similar rights), options or warrants outstanding or other agreements, arrangements, obligations, convertible or exchangeable securities or other commitments (orally or in writing, contingent or otherwise), in each case, pursuant to which such Person has the direct or indirect right to purchase or acquire (contingently or otherwise), or obligating the Company to issue or grant (contingently or otherwise), any stock, phantom stock or other equity interests of the Company; and (iii) except for the Certificate, that certain Fifth Amended and Restated Investors’ Rights Agreement of the Company, dated as of the date hereof, by and among the Company and the other parties named therein (as the same may be amended, restated or amended and restated, the “Investors’ Rights Agreement”), that certain Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement of the Company, dated as of the date hereof, by and among the Company and the other parties named therein (as the same may be amended, restated or amended and restated, the “ROFR and Co-Sale Agreement”) and that certain Sixth Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and the other parties named therein (as the same may be amended, restated or amended and restated, the “Voting Agreement”, and together with the Certificate, ROFR and Co-Sale Agreement and the Investors’ Rights Agreement, the “Stockholder Agreements”) covering matters set forth in clause (ii) above, and the transactions relating to that certain Share Purchase Agreement, dated as of June 8, 2023, by and among the Company, Firefly Aerospace, Inc. and M&Y Space Co., Ltd., there are no contracts, agreements, arrangements or undertakings (whether written or oral) relating to the transfer, registration or voting of any of the equity securities or other securities of the Company.
7.
Information Rights; Certain Agreements.
(a)
Delivery of Financial Statements. As long as the Holder owns the right to purchase a majority of the Warrant Shares under this Warrant or if this Warrant (or any portion hereof) has been exercised, holds a majority of the Preferred Stock resulting from the exercise thereof, the Company shall deliver to the Holder the same information required to be delivered to an Institutional Investor (as defined in the Investors’ Rights Agreement) pursuant to the Investors’ Rights Agreement, and Holder shall otherwise have the same rights, subject to the same obligations, as an Institutional Investor under Section 3 of the Investors’ Rights Agreement.

(b)
Confidentiality. The Holder agrees to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Warrant and/or the IRS, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 7(b) by the Holder), (ii) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (iii) is or has been made known or disclosed to the Holder by a third party without, to the Holder’s knowledge, a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Holder may disclose confidential information (A) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, but only as long as the Holder informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; (B) to any prospective purchaser of any stock from the Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 7(b); or (C) as may otherwise be required by law, rule or regulation; provided that, to the extent legally permissible, the Holder promptly notifies the Company of such disclosure and takes commercially reasonable steps to minimize the extent of any such required disclosure.
(c)
Certain Agreements.
(i)
As long as the Holder owns the right to purchase a majority of the Warrant Shares under this Warrant or if this Warrant (or any portion hereof) has been exercised, holds a majority of the Preferred Stock resulting from the exercise thereof, the Company shall deliver to the Holder: (A) any notice required to be delivered to an “Investor” pursuant to Section 2.1 and Section 2.2 of the ROFR and Co-Sale Agreement, and (B) a notice of any offer of New Securities (as defined in the Investors’ Rights Agreement) offered to each “Major Investor” pursuant to Section 5 of the Investors’ Rights Agreement, concurrently with any offer to a “Major Investor” in accordance therewith.
(ii)
Upon any exercise of this Warrant and solely with respect to the Warrant Shares issued thereupon, Holder shall have the benefit and shall be subject to the obligations of (A) the ROFR and Co-Sale Agreement, (B) the Investors’ Rights Agreement, and (C) the Voting Agreement, in which case Holder shall, effective upon such exercise, automatically become bound as an “Investor”, “Major Investor” or “Stockholder” party under (if and as applicable), and the Warrant Shares issued upon such exercise shall automatically become subject to, such Stockholder Agreements. Holder shall, at the time of the initial exercise of this Warrant deliver to Company, executed joinders to each of (A) the ROFR and Co-Sale Agreement, (B) the Investors’ Rights Agreement, and (C) the Voting Agreement.
(iii)
Except as expressly provided in this Section 7(c), the Holder shall not be entitled to vote or receive any allocations or distributions or be deemed the holder of Preferred Stock or any other securities of the Company which may at any time be issuable for any purpose as a result of this Warrant. Without limiting the provisions of Section 8, until this Warrant shall have been exercised and the Warrant Shares receivable upon the exercise of this Warrant shall have become deliverable, nothing contained in this Warrant shall be construed to confer upon the Holder: (i) any of the rights of a stockholder of the Company; (ii) any right to vote upon any matter submitted to the stockholders at any meeting of the Company or to receive notice of meetings; or (iii) any right to receive allocations, distributions or otherwise.
8.
Adjustment of Exercise Price and Number of Warrant Shares. During the time this Warrant is outstanding, the number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
(a)
Subdivisions, Combinations and Other Issuances. If the Company shall at any time during the Exercise Period subdivide its Preferred Stock, by split‑up or otherwise, or combine its Preferred Stock, or issue Preferred Stock (including any right, option, warrant or other security or evidence of indebtedness in each case convertible into, or exercisable or exchangeable for, directly or indirectly, any Preferred Stock or other equity or voting interest issued by the Company that is convertible into, or exercisable or exchangeable for, directly or indirectly, Preferred Stock (“Convertible Securities”)) as a dividend or distribution with respect to any of the equity interests of the Company, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or equity interest distribution, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be proportionately made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend or distribution, or if no record date is fixed, upon the making of such dividend or distribution.
(b)
Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or recapitalization of the equity interests of the Company (other than as a result of a subdivision, combination or equity interest dividend provided for in Section 8(a) above), then lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of capital stock and other securities or property receivable in connection with such reclassification, reorganization or recapitalization by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or recapitalization. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any capital stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Warrant Share payable hereunder, provided that the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 8(b), the Holder shall have the right to elect, within fifteen (15) days prior to the consummation of any such corporate event or other transaction, to give effect to the exercise rights contained in Section 3(a) instead of giving effect to the provisions contained in this Section 8(b) with respect to this Warrant.

(c)
Other Dividends and Distributions.
(i)
Preferred Stock. If the Company, at any time after the issuance of this Warrant, makes or declares, or fixes a record date (or a record date otherwise occurs) for the determination of holders of shares of Preferred Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of Preferred Stock or Convertible Securities convertible into or exchangeable for Preferred Stock), cash or other property, then, and in each such event, at the option of the Company, exercised by delivery of notice to the Holder, provision will be made so that the Holder will receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event (and the record date therefor) and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Preferred Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.
(ii)
Other Capital Stock. If the Company, at any time after the issuance of this Warrant, makes or declares, or fixes a record date (or a record date otherwise occurs) for the determination of holders of shares of its Common Stock, Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock entitled to receive, a dividend or any other distribution payable in cash, then, and in each such event, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price obtained by multiplying (x) the Exercise Price in effect immediately prior thereto by (y) the fraction resulting from dividing (A) an amount equal to the difference resulting from (I) the product of (a) the number of shares of Common Stock, Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock outstanding on such record date multiplied by (b) the fair market value of such shares of Common Stock, Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock on the trading date immediately prior to such record date, less (II) the cash so distributed in the aggregate to all such shares of Common Stock, Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, outstanding on such record date by (B) the product of (1) the number of shares of Common Stock, Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, outstanding on such record date, multiplied by (2) the fair market value of the shares of Common Stock, Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, on the date immediately prior to such record date. Such adjustment shall be made, without duplication, whenever such a record date is fixed. In such event, the number of Warrant Shares issuable upon the exercise of a Warrant shall be increased to the number obtained by dividing (x) the product of (i) the number of Warrant

Shares issuable upon the exercise of a Warrant before such adjustment and (ii) the Exercise Price in effect immediately prior to the record date for the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the second preceding sentence. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 8(c)(ii) if the Certificate provides for an adjustment to the number of shares of Common Stock issuable upon conversion of the Warrant Shares and the Series J Conversion Price (as defined in the Certificate) on account of any dividend or other distribution described in this Section 8(c)(ii).
(d)
Other Adjustments. Notwithstanding (but without duplication of) any adjustment otherwise made pursuant to this Section 8, both the number of shares of Common Stock issuable upon conversion of the Warrant Shares and the Series J Conversion Price applicable thereto (as defined in the Certificate) shall be subject to adjustment from time to time in the manner set forth in and pursuant to the Certificate as if the Warrant Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Warrant Shares in the Certificate relating to the above in effect as of the Issuance Date may not be amended, modified or waived, without the prior written consent of Holder.
(e)
Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, in either case, pursuant to this Section 8, the Company shall (i) promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant, and (ii) at its expense shall, as promptly as reasonably practicable but in any event not later than thirty (30) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities for which this Warrant shall be exercisable and the Exercise Price) and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the reasonable written request at any time of the Holder (but in any event not later than thirty (30) days thereafter), furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number of Warrant Shares and the amount, if any, of other securities which then would be received upon the exercise of this Warrant.
(f)
New Warrant. Unless no Warrant Shares remain issuable under this Warrant after giving effect to such exercise, following delivery of the Warrant by the Holder, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant that have not been exercised and shall, within five (5) business days after the Exercise Date, deliver such new Warrant to the Holder.
9.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall, at its election, make a cash payment therefor on the basis of the Exercise Price then in effect, or round up the number of shares.
10.
Transfer of Warrant.
(a)
The Holder of this Warrant or Warrant Shares shall not Transfer any interest in this Warrant or Warrant Shares without the consent of the Company, except (i) to Affiliates of the Holder, (ii) following commencement by the Company of, or consent by the Company to, any voluntary bankruptcy, insolvency, liquidation, or other similar proceedings relating to the Company, (iii) in connection with a permitted transfer by Holder of its commitments and term loans under the Financing Agreement, or (iv) to “Purchasers” under that certain Note Purchase and Security Agreement, which will be entered into following the date hereof in connection with the transactions consummated pursuant to the Financing Agreement, by and among IP Lending X, Ltd., U.S. Bank Trust Company, National Association, U.S. Bank National Association and the other parties named therein. Any Transfer permitted by this Section 10 shall be subject to the Transfer conditions referred to in the legend endorsed hereon, the Transfer conditions contained in each of the Stockholder Agreements, the provisions of this Section 10, and made in compliance with applicable federal and state securities laws by the transferor. Any Transferee of this Warrant or any portion hereof, by their acceptance of this Warrant, is deemed to agree to be bound by the terms and conditions of this Warrant, including, without limitation, the representations and warranties of the Holder in Section 5. Holder shall not avoid the provisions of this Warrant by (A) making one or more Transfers of the Warrant or Warrant Shares to one or more Affiliates and then directly or indirectly disposing of all or any portion of Holder’s direct or indirect interest in any such Affiliate or (B) allowing the Transfer of any securities of any entity holding (directly or indirectly) the Warrant or Warrant Shares; provided, that notwithstanding anything to the contrary contained in this Section 10, no provision in this Section 10 shall prevent Holder or its Affiliates from (i) selling or issuing stock or other equity interests in Jefferies Financial Group as a publicly traded company or (ii) transferring any equity interests of any entity affiliated with the Holder, the primary holdings of which is not the Warrant or the Warrant Shares; provided, further, that the preceding sentence shall not permit the Holder to sell, pledge, transfer or otherwise dispose of, directly or through or by means of an Affiliate or co-investor, this Warrant or the Warrant Shares held by Holder.
(b)
In connection with any Transfer permitted by this Section 10, Holder will give the Company written notice of the portion of this Warrant and/or Warrant Shares being Transferred with the name and address of the Transferee and Holder will surrender this Warrant to the Company for reissuance to the Transferee(s) (and Holder if applicable); provided, further, that the Transferee shall execute a counterpart signature page hereto as the Holder, and such Transferee shall thereby be bound by, and subject to, all of the terms and conditions of this Warrant.
(c)
To the extent certificated, each certificate representing the Warrant Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH

SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

To the extent certificated, the first legend above shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as the Warrant Shares become eligible for resale pursuant to Rule 144(b)(1)(i) under the Act.

11.
Certain Tax Matters. For U.S. federal income tax purposes, the debt instrument created pursuant to the Financing Agreement by and among the Company, each guarantor from time to time party thereto, the lenders from time to time party thereto, and U.S. Bank Trust Company, National Association and its permitted successors, as administrative agent and collateral agent, dated as of even date herewith (the “Financing Agreement”), and the Warrant shall be treated as an “investment unit” pursuant to Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h). Based on an allocation of the respective fair market values of such debt instrument and the Warrant, the parties hereto agree that the portion of the amounts advanced to the Company pursuant to the Financing Agreement allocable to the Warrant is $0, and the debt issued pursuant to the Financing Agreement (after taking into account any closing fee and other adjustments) is $122,950,523.00. Each of the parties agree not to take a position inconsistent with this Section 11, including the filing of any tax and other information return, unless there is a determination within the meaning of Section 1313 of the Internal Revenue Code to the contrary.
12.
Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware.
13.
CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE. BY EXECUTING AND DELIVERING THIS WARRANT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AND (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 17 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH

PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
14.
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS WARRANT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS WARRANT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
15.
Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.
16.
Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
17.
Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 17):

If to the Company:

Firefly Aerospace Inc.

1320 Arrow Point Drive, Suite 109

Cedar Park, TX 78613

Attention: Darren Ma, Chief Financial Officer

Email: Darren.Ma@firefly.com

with a copy to:

Kirkland & Ellis LLP

Three Brickell City Centre

98 S.E. 7th Street, Suite 700

Miami, FL 33131
Attention: Jeremy S. Liss, P.C.; Matthew S. Arenson, P.C.; Jeffrey P. Swatzell

Email: jliss@kirkland.com; marenson@kirkland.com; jeffrey.swatzell@kirkland.com

If to Holder:

[●]
Attn: [●]

with a copy to:

[●]
Attention: [●]

Email: [●]

18.
Withholding and Reporting Requirements.
(a)
The Holder (or any Person that acquires this Warrant pursuant to Section 10) shall deliver to the Company one copy of the following forms (i) upon the execution of this Agreement or upon the completion of a transfer permitted pursuant to Section 10, (ii) promptly upon the reasonable request of the Company and (iii) promptly upon any such previously delivered form becoming incorrect or obsolete:
(i)
a duly executed, valid and properly completed IRS Form W-9 (or successor form) evidencing its status as a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) and certifying that it is exempt from or not subject to backup withholding; or
(ii)
a duly executed, valid and properly completed IRS Form W-8IMY (with appropriate, properly completed and duly executed attachments satisfactory to the Company), W-8BEN, W-8BEN-E, or W-8ECI (or any successor forms), as applicable, properly completed and duly executed by such Person and, to the extent such Person is eligible, such form shall note that such Person is not subject to deduction or withholding, or is subject to a reduced deduction or withholding of United States federal income tax.

(b)
The Company is entitled to comply with all applicable tax withholding and reporting requirements imposed by any governmental unit, and all distributions or other situations requiring withholding under applicable law, including deemed distributions, pursuant to this Warrant will be subject to applicable withholding and reporting requirements. Notwithstanding any provision to the contrary, the Company will be authorized to (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash distribution to be made under this Warrant to pay applicable withholding taxes, (c) liquidate a portion of any non-cash distribution to be made under this Warrant to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from the Holder or any transferee of the Holder’s rights hereunder to the extent any withholding is required in the absence of any distribution or (e) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring the Holder, or any transferee of the Holder, to submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) that are necessary to comply with this Section 18. For the avoidance of doubt, the Holder and any transferee of the Holder will comply with any reasonable requests of the Company made in pursuance of compliance with applicable tax withholding and reporting requirements, including delivering any withholding certificates that the Holder or any transferee of the Holder is legally able to provide.
19.
Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.
20.
Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
21.
Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant substantially identical in form hereto.
22.
Signatures. This Warrant may be executed by pdf signature.
23.
Complete Agreement. This Warrant and the Financing Agreement and all counterparts hereto and thereto embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date above written.

FIREFLY AEROSPACE INC.

By: ______________________________
 Name:

Title:

AGREED AND ACCEPTED:

[●]

By: ______________________________
Name:

Title:

[Signature Page to Warrant Agreement]

SCHEDULE I

CAPITALIZATION

See attached.

Exhibit A

NOTICE OF EXERCISE

To:_________________ Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby elects to purchase:

____ shares of Preferred Stock of Firefly Aerospace Inc. covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such Preferred Stock at the price per share provided for in such Warrant by providing a check or wire in the amount of $______ in lawful money of the United States.

Signature: ______________________

Address: _______________________

_______________________